UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2026
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Cushman & Wakefield Ltd.
(Exact name of registrant as specified in its charter)
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Bermuda	001-38611	98-1896559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Clarendon House, 2 Church Street
Hamilton HM 11, Bermuda
(Address of principal executive offices) (Zip Code)

+1 441 295 1422
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.10 par value	CWK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 10, 2026, Laurida Sayed, Senior Vice President, Chief Accounting Officer and Global Corporate Controller, notified Cushman & Wakefield Ltd. (the “Company”) of her decision to resign from her employment with the Company, effective as of September 25, 2026 (“Effective Date”), in order to pursue a new opportunity. Ms. Sayed’s resignation is not the result of any disagreement with the Company or its management relating to the Company's operations, policies or practices. Ms. Sayed serves as the Company’s principal accounting officer and will continue in that role until the Effective Date. As of the Effective Date, Neil Johnston will serve as the Company’s principal accounting officer, in addition to his current roles as principal financial officer and Chief Financial Officer of the Company. Mr. Johnston will not receive any additional compensation for his service as principal accounting officer of the Company.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUSHMAN & WAKEFIELD LTD.

Date: September 15, 2026
/s/ Noelle J. Perkins
Noelle J. Perkins
Executive Vice President, Chief Legal Officer & Secretary